Exhibit 10.21

Stock Appreciation Rights Agreement

Stock Appreciation Right Awarded

[                        ]

The Company, desiring to afford you, [            ], an opportunity to acquire shares of Cabot Oil & Gas Corporation Common Stock, par value $.10 per share (“Common Stock”), and to provide you with an added incentive as an employee or consultant of the Company or of one or more of its Subsidiaries, has established the following terms and conditions under which it has granted to you stock appreciation rights (“SARs”) under the Cabot Oil & Gas Corporation 2004 Incentive Plan (the “Plan”). Each SAR will allow you to receive a number of shares of Common Stock during a specified term, subject to and upon the terms and conditions set forth herein.

1.	Specification of Date, Number of SARs, Grant Date Price, and Term.

(a)	The grant date of the SARs is [ ].

(b)	The number of SARs granted to you hereby is [ ], subject to adjustments under Section 15 of the Plan.

(c)	Subject to adjustments under Sections 6 and 7, the SARs first become exercisable (i) with respect to 33 1/3% of the total number of SARs, as of the first anniversary of the date of grant of the SARs; and (ii) with respect to an additional 33 1/3% of the total number of SARs, as of the second anniversary of the date of grant of the SARs; and (iii) with respect to the remaining 33 1/3% of the total number of SARs, as of the third anniversary of the date of grant of the SARs.

(d)	The grant date price per share applicable to the SARs (the “Grant Date Price”) is[$ ], subject to adjustments under Section 15 of the Plan.

(e)	The term of the SARs expires on [ ]. Upon the expiration of such term, the SARs shall expire and terminate and may not be exercised.

2.	Agreement. By accepting the SARs and the benefits thereof, you represent and agree that you will abide by the terms of the Plan and such other terms and conditions as may be imposed by the committee appointed by the board of directors to administer the Plan (the “Committee”).

3.	Installment Provisions and Acceleration. The SARs are not exercisable in any part until the earliest of the dates specified in this Section and in Sections 6 and 7 below.

The installments set forth in Section 1(c) are cumulative, so that each matured installment or any portion thereof may be exercised at any time until the expiration or prior termination of the SARs.

Nothing contained in this section shall be interpreted in a way that permits you to exercise a number of SARs in excess of the number of SARs granted hereby and referred to in Section 1(b).

4.	Method of Exercise. The SARs may be exercised from time to time, in accordance with their terms, by written notice thereof signed and delivered by you or another person entitled to exercise the SARs to the Corporate Secretary of the Company at its principal executive office in Houston, Texas, or as it may hereafter be located, or to such brokerage firm, third-party agent or other person as may be designated by the Corporate Secretary from time to time. Such notice shall state the number of SARs being exercised and the grant date of the SARs being exercised.

Promptly after receipt of such notice, the Company shall issue and deliver to you whole shares of Common Stock equal in number to the product of A multiplied by B and then divided by C, where A is the number of vested SARs exercised, B is the result of subtracting the Grant Date Price from the per-share Fair Market Value of the Common Stock prevailing at the time of exercise as defined by the Plan, and C is the per-share Fair Market Value of the Common Stock prevailing at the time of exercise as defined by the Plan. Any fractional shares resulting from this calculation shall be valued at the per-share Fair Market Value of the Common Stock prevailing at the time of exercise as defined by the Plan and paid to you in cash if there is no withholding requirement as a result of the exercise; if there is a withholding requirement, said cash amount will be applied toward satisfying the withholding requirement.

Upon exercise of any of the SARs and at your election, the Company will withhold from the shares of Common Stock to be delivered shares with a Fair Market Value (as prescribed by the Plan) sufficient to satisfy all or a portion of any federal, state and local tax withholding requirements, or the person exercising the SARs may deliver to the Company cash sufficient to satisfy all or a portion of such tax withholding requirements.

5.	Transferability. The SARs are not transferable by you, whether voluntarily, involuntarily or by operation of law or otherwise, except as provided in the Plan. If any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of the SARs shall be made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the SARs, then your right to the SARs shall immediately cease and terminate.

6.	Termination of Employment or Service.

(a) If your employment is terminated by reason of retirement under an approved retirement program (“Retirement”) or Disability (as hereinafter defined), you shall have the right to exercise the SARs at any time within a 36 month period commencing on the day next following such termination to the extent that you were entitled to exercise the same on the day immediately prior to such termination. “Disability” as used herein shall mean sickness or injury that causes an individual to be unable to perform the duties of his regular job or termination or placement by the Company of the individual on medical leave of absence pursuant to a disability plan or program sponsored or maintained by the Company.

(b) If your employment is terminated for reasons other than as stated in 6(a) above, the SARs shall be exercisable by you only within 90 days after such termination, and only to the extent they were exercisable immediately prior to the date of termination; provided, however, that notwithstanding the foregoing, to the extent your termination of employment is involuntary and to the extent the SARs was exercisable immediately prior to such involuntary termination of employment, the Committee may, in its discretion, extend such 90 day period up to but not to exceed in the aggregate 36 months.

(c) In the event you die while entitled to exercise the SARs granted hereunder, your personal representatives, heirs, legatees or distributees shall have the right for a period of one year from the date of death to exercise the SARs, to the extent that you were entitled to exercise the same on the day immediately prior to your death; provided, however, that, notwithstanding the foregoing, the Committee may in its discretion extend such twelve month period up to, but not to exceed in, the aggregate 36 months.

(d) Anything contained in this Agreement to the contrary notwithstanding, (i) the SARs shall not be exercisable after the expiration date specified in Paragraph 1(e), hereof; and (ii) if you have the right to exercise the SARs but are not able to do so because of legal incapacity, then the exercise of such SARs may be accomplished through your duly authorized representative.

7.	Change in Control. In the event of a Change in Control (as herein defined), the SARs granted hereby, to the extent not previously exercised, shall become fully vested and exercisable on the date of such Change in Control, irrespective of the limitations described in Paragraph 1(c), and shall remain exercisable throughout the term of the SARs.

For purposes of this Notice, “Change in Control” shall mean:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this definition; or

(b)	Individuals who, as of the date hereof, constitute the board of directors (“Board”) of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than a liquidation or dissolution in connection with a transaction to which subsection (c) applies.

8.	Limitation. You or any other person entitled to exercise the SARs shall be entitled to the privileges of stock ownership in respect of shares subject to the SARs only when such shares have been issued and delivered as fully paid shares upon exercise of the SARs in accordance with their terms.

9.	Requirements of Law and of Stock Exchanges. The issuance of shares upon the exercise of the SARs shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of such shares. In addition, neither the Company nor any Subsidiary shall be required to issue or deliver any certificate or certificates upon exercise of the SARs prior to the admission of such shares to listing on any stock exchange on which shares of the same class are then listed.

By accepting the SARs, you represent and agree for yourself and your transferees by will or by the laws of descent and distribution or otherwise that unless a registration statement under the U.S. Securities Act of 1933 is in effect as to shares issued upon any exercise of the SARs, any and all shares so issued shall be acquired for investment and not for sale or distribution, and each notice of the exercise of any portion of the SARs shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for investment and not for sale or distribution. In the event the Company’s legal counsel shall, at the Company’s request, advise it that registration under the U.S. Securities Act of 1933 of the shares as to which the SARs are at the time being exercised is required prior to issuance thereof, neither the Company nor any Subsidiary shall be required to issue or deliver such shares unless and until such legal counsel shall advise that such registration has been completed or is not required.

10.	Definition of Certain Terms. The term “you,” and related terms such as “your” used in this Notice refer to the individual whose name appears in the first paragraph of this Agreement.

11.	Continued Employment and Future Grants. Neither the grant of the SARs nor the other arrangements outlined herein give you the right to remain in the employ of or to continue to provide services to the Company or any Subsidiary or to be selected to receive similar or identical grants in the future.

12.	Notices. Notice or other communication to the Company with respect to this Notice must be made in writing and delivered to: Corporate Secretary, Cabot Oil & Gas Corporation, at its principal business office.

13.	Governing Law. The SARs and this Notice shall be governed by, and construed in accordance with, the laws of the state of Delaware.

14.	Section 409A of the Code. If any provision of this Notice would result in the imposition of an excise tax under Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the excise tax, and no action taken to comply with Section 409A shall be deemed to impair a benefit under this Notice.

15.	Cabot Oil & Gas Corporation 2004 Incentive Plan. The SARs are subject to, and the Company and you are bound by, all of the terms and conditions of the Plan as the same shall have been amended from time to time in accordance with the terms thereof. Pursuant to such Plan, the Committee is authorized to adopt rules and regulations not inconsistent with the Plan and to take such action in the administration of the Plan as it shall deem proper. A copy of the Plan in its present form is available for inspection at the Company’s principal office during business hours by you or any other persons entitled to exercise the SARs.

In Witness Whereof, this Stock Appreciation Rights Agreement has been executed as of the date first above written.

Company: Cabot Oil & Gas Corporation

By:	/s/ Abraham Garza
Abraham Garza Vice President, Human Resources

Employee: